UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Strathvale House, 2nd Floor 90 North Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Offices)	KY1-9006 (Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 11, 2018, the Company held its 2018 Annual Meeting of Shareholders. The Company previously filed the Proxy Statement and related materials pertaining to the Annual Meeting of Shareholder with the Securities and Exchange Commission. On the record date of April 3, 2018, there were 5,733,587 ordinary shares outstanding and entitled to vote at the Annual Meeting of Shareholders.

Proposal 1: Election of Directors

Four nominees for the Board of Directors were elected to serve as directors of the Company, each to hold office in accordance with the Articles of Association of the Company until the annual general meeting of shareholders of the Company in 2019. The tabulation of votes was as follows:

Director Nominee	Votes For	Votes Against	Abstain

Sanjay Madhu	2,999,915	1,412	85,040

Krishna Persaud	3,084,837	1,510	20

Ray Cabillot	3,086,337	10	20

Mayur Patel, M.D.	3,085,837	510	20

 Proposal 2: Ratification of the Appointment of Independent Auditor

The appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2018 was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
3,086,367	-	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: May 16, 2018	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Corporate Secretary
(Principal Accounting Officer and Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.

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